Exhibit 10.1

PURCHASE AGREEMENT

by and between

GSRX Industries Inc.

(“Seller”)

and

Seneca Capital Partners, LP

(“Buyer”)

Dated as of October 6, 2020

PURCHASE AGREEMENT

This Purchase Agreement (“Agreement”) is dated as of October 6, 2020, by and between GSRX Industries Inc, a Nevada Corporation (“Seller”), and Seneca Capital Partners LP, a Texas limited partnership (“Buyer”) - Collectively the Parties.

I. RECITALS

A. Seller has the right title and interest in The Green Room Palm Springs LLC., a California Limited Liability Company (“LLC”);

B. Seller’s membership interest is equal to ninety-five percent (95%) ownership in the LLC (the “Seller’s Membership Interest”);

C. Seller desires to sell its entire Seller’s Membership Interest in the LLC to Seneca under the terms and conditions set forth in this Agreement;

D. Whereas the LLC maintains an Operating Agreement;

E. Whereas the LLC permits the sale of Seller’s Membership Interest to Buyer;

F. Seller and Buyer agree to complete the sale of the Seller’s Membership Interest through this Agreement, and each abide by the terms and conditions herein;

G. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows;

II. PURCHASE PRICE

Buyer agrees to purchase the Seller’s Membership Interest for the total sale price of Four Hundred Thousand Dollars ($400,000) (“Total Sale Price”). The Seller shall have no rights in the LLC after this sale other than with respect to 3% of the gross revenue generated for a period of sixty (60) months pursuant to the terms of Revenue Sharing Agreement entered into among Seller, Buyer and the LLC dated October 6, 2020 (the “Revenue Sharing Agreement”).

III. PAYMENT

Payment shall be made in one lump sum to Seller in the form of a wire to Seller’s financial institution. Sellers wiring information shall be provided by Seller to Buyer prior to the Closing Date.

IV. CLOSING

4.1 The Total Sales Price shall be paid at closing which shall occur on or before October 9, 2020. (Closing Date)

4.2 All required sale and transfer documentation shall be provided to Buyer by Seller before this transaction may close.

4.3 Seller shall deliver to Buyer a fully executed LLC Membership Interest Assignment and requisite consent certificates, lease approvals for change of control and any other required documentation including a written Managers consent. Once all fully executed documentation is provided, Buyer will wire the Total Sales Price and the sale will be consummated upon confirmation by Seller to Buyer of receipt of the Total Sales Price.

V. VOTING RIGHTS

The Seller’s Membership Interest comes with all applicable voting rights in the LLC.

VI. OPERATING AGREEMENT

After completion of the Sale, Buyer agrees at all times to abide by the Green Room Palm Springs LLC Operating Agreement (the “Operating Agreement”) Each party, during the sale of the Seller’s Membership Interest herein shall ensure that the transfer contemplated herein abides by the requirements of the Operating Agreement. Nothing herein shall restrict Buyer from revising the Operating Agreement upon completion of the sale contemplated herein; provided that, Buyer will not make any change to the Operating Agreement that would affect or change the nature of the security interest taken by Seller pursuant to the Revenue Sharing Agreement and the security and pledge agreement contemplated thereunder and entered into by the Parties.

VII. SELLERS REPRESENTATIONS AND WARRANTIES

7.1 Seller hereby represents and warrants that Seller has good title to the Seller’s Membership Interest conveyed herein and that seller has no limitations on making such sale and assignment, such as any security interest, lien or encumbrance. Seller has the requisite power to enter into and carry out its obligations under this Agreement. The execution and delivery of this Agreement to be entered into by Seller in connection with this Agreement and the performance of Seller’s obligations under this Agreement have been duly authorized in accordance with the laws governing Seller, and no other proceedings on the part of Seller is necessary to authorize their execution, delivery, and performance.

7.2. Seller hereby represents and warrants that this Agreement has been duly and validly executed and delivered by the Seller, and constitutes a legal, valid and binding obligation of the Seller, legally enforceable against it in accordance with its terms.

7.3 Seller has the consent of all required members of the LLC as evidenced by the Consent to Sale of Seller’s Membership Interest to Buyer.

7.4 Seller represents and warrants that the Operating Agreement in no way restricts or invalidates the sale of the Seller’s Membership Interest to Buyer.

7.5 Seller further represents and warrants that it will take any steps necessary to perfect Buyer’s receipt of the Seller’s Membership Interest as maybe required.

VIII. BUYER REPRESENTATION AND WARRANTIES

8.1 Buyer hereby represents and warrants to Seller that it has the requisite power to enter into and carry out its obligations under this Agreement. The execution and delivery of this Agreement to be entered into by Buyer in connection with this Agreement and the performance of Buyer’s obligations under this Agreement have been duly authorized in accordance with the laws governing Buyer, and no other proceedings on the part of Buyer is necessary to authorize their execution, delivery, and performance.

8.2 Buyer hereby represents and warrants that this Agreement has been duly and validly executed and delivered by the Buyer, and constitutes a legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms.

8.3 Buyer hereby represents and warrants that there are no suits, actions or legal proceedings of any sort are pending or are threatened which would restrain or otherwise prevent, in any manner, the Buyer from fulfilling any of his obligations set out in this Agreement or arising from this Agreement.

IX. NO PUBLIC INTEREST

Seller represents that the Seller’s Membership Interest that is being sold herein is not registered under the Federal Securities Act of 1933, nor any state security laws. The Seller’s Membership Interests will not be registered under the Federal Securities Act of 1933, nor any state securities laws. The sale of the Seller’s Membership Interest does not involve any public offering, and Buyer and Seller may complete the sale in reliance upon federal and state exemptions for public transactions.

X. EXPENSES

Each Party is responsible for its own costs and expenses incurred in connection with this Agreement.

XI. INDEMNITY

All representations and warranties in this Agreement will survive the Closing for their applicable statute of limitations. Seller agrees to indemnify and hold Buyer harmless from any losses, claims or demands for any breach of any representation or warranty made by Seller or breach of any covenant or obligation of Seller in this Agreement.

XII. GENERAL PROVISIONS

12.1	Notices. All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other Parties):

If to Seller:	GSRX Industries
1301 E Debbie Lane 102-160 Mansfield, TX 76063

Attn: Tom Gingerich
E-mail: tom@gsrxindustries.com

If to Buyer:	Seneca Capital Partners, LP
330 Franklin Road
Suite 135A-386
Brentwood, TN 37027

Attn: Christian Briggs
E-mail: cinsay@gmail.com

12.2	Jurisdiction and Venue. Jurisdiction shall be the State of California in the county of Orange.

12.3	Governing Law. This Agreement will be governed by and construed under the laws of California without regard to any conflict of law principle that may cause the substantive law of another jurisdiction to apply.

12.4	Assignment. This Agreement of the grants hereunder may not be assigned, sold, leased or otherwise transferred in whole or in part by either party, without the written consent of the other.

12.5	Severability. If any provision of this Agreement is held invalid or unenforceable by any court or authority of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.6	Agency. No agency, partnership or joint venture has been created between the Parties as a result of this Agreement.

12.7	This Agreement may not be amended, supplemented, or otherwise modified except by written mutual consent of the Parties hereto.

12.8	Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence

12.9	Further Assurances. Each party shall execute and deliver such other documents and take such other action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

12.10	Attorneys’ Fees. If any action of whatsoever kind is taken by any party to interpret or enforce any provision of this Agreement (whether or not arbitration or litigation is commenced), each party will bear it’s on legal costs, subject to any re-allocation of such fees by the court or arbitrator, as applicable.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SELLER:
GSRX INDUSTRIES INC.

By:	/s/ Troy Nihart
Troy Nihart - Interim CEO
October 16, 2020 (date)

BUYER:
SENECA CAPITAL PARTNERS, LP

By:	/s/ Christian Briggs
Christian Briggs - Manager
October 9, 2020 (date)

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